Calculation of Filing Fee Tables
S-3
RXO, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	28,514,952	$ 29.28	$ 834,917,794.56	0.0001531	$ 127,825.92
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 834,917,794.56		$ 127,825.92
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 127,825.92
Offering Note
[1]	The filing fee, calculated in accordance with Rule 457(r) under the Securities Act of 1933, has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement. This "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the registrant's registration statement on Form S-3ASR filed with the Securities and Exchange Commission on September 9, 2024 (File No. 333-282002). Amount registered consists of an aggregate of 28,514,952 shares of Common Stock, including an aggregate of 22,255,481 shares of Common Stock and 6,259,471 shares of Common Stock issuable upon the exercise of pre-funded warrants to purchase Common Stock. Proposed Maximum Offering Price Per Share estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum offering price per share and maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on October 17, 2024, which date is within five business days prior to the filing of this prospectus supplement.